EXHIBIT 10.5
                       PROFESSIONAL CONSULTING AGREEMENT
                  BETWEEN THE REGISTRANT AND CHARLES MOCHE
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                        PROFESSIONAL CONSULTING AGREEMENT

         THIS PROFESSIONAL CONSULTING AGREEMENT is made this _____ day of December, 1996, by and between CHARLES MOCHE ("Consultant"), and TRIANGLE IMAGING GROUP, INC. ("Client"), a Florida corporation with principal offices located at 12 South Penataquit Avenue, Bay Shore, New York 11706.

         WHEREAS, Consultant renders financial services, evaluating potential acquisitions and/or merger partners in the computer and other industries which services consist primarily of organizing and assembling information provided to the Consultant by the company in a format which profiles the Company and which is conducive to dissemination in appropriate information channels and networks, and disseminating such information; and

         WHEREAS, Client wishes to enlist Consultant to provide such services, and to distribute such information and Consultant and Client wish to formalize in a written agreement the terms and conditions under which Consultant will provide such services to Client;

         NOW  THEREFORE,   for  the  mutual  promises  and  other  consideration
described herein, the parties hereto agree as follows:

         1. Information to be Furnished by Client. Client shall furnish Consultant with current public information about Client, including any and all statements and reports filed by Client with the United States Securities and Exchange Commission, its most recent Annual Report to Shareholders and shall also provide any other public information reasonably requested by Consultant ("Client Information"). Client shall not provide to Consultant any confidential or non-public information concerning Client, and any and all information concerning Client provided to Consultant by Client shall be deemed nonconfidential and public.

         2.       Services to be Provided by Consultant.

     (a) Consultant will provide financial services and consultation to Client through December 1997 as requested by the Client in consideration of the compensation provided under this Agreement.

     (b) Consultant shall further exercise its best efforts to identify and evaluate appropriate acquisitions and/or merger partners to develop the Client's business plan and corporate structure and to consult on specific computer related issues.

     3. Compensation for Services. In consideration of Consultant's provision of services described in paragraph 2, Client's Board of Directors shall authorize the issuance of 250,000 shares of the Corporation's common stock ("Shares"). Additional shares may be registered for future services not contemplated by this Agreement. An amount of shares shall be sold on a monthly basis for the purpose of paying $5,000 to Consultant for services. The Company will retain control of the shares and has the right to withdraw the registration of shares not sold for the benefit of Consultant in the event the services to be provided have not been performed.

     4. Term and Termination. This Agreement shall become effective as of the date written above, and shall remain in effect until December 1997 ("Expiration Date"). Client and Consultant may mutually agree to extend the Agreement for an additional period. In the absence of such an agreement, this Agreement shall automatically terminate upon the Expiration Date.

     5. Representations and Warranties. Consultant represents and warrants that services to be provided and materials to be produced or developed by Consultant under this Agreement will be performed, produced or developed by competent, trained personnel in a workmanlike manner. Consultant and its personnel shall comply


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with all applicable statues,  rules and regulations governing all aspects of the services to be performed under this Agreement; provided that, as described in paragraph 1 of this Agreement, Client shall be fully responsible to assure all Client Information is accurate and complete. Client understands and acknowledges that Consultant cannot guarantee that the services provided hereunder will achieve any particular objective or fulfill any specified goals. Client further understands and acknowledges that Consultant is not registered or licensed as an investment advisor, financial planner, or broker/dealer, nor is Consultant licensed as principal or representative of any of the foregoing and that, by entering into this Agreement, Consultant is not undertaking to provide, nor will
Consultant  provide,   any  services  that  require  any  such  registration  or
licensing. OTHER THAN THE FOREGOING EXPRESS WARRANTIES, CONSULTANT MAKES NO WARRANTIES WITH RESPECT TO THE QUALITY OF THE GOODS AND SERVICES TO BE PROVIDED HEREUNDER OR ANY RESULTS TO BE ACHIEVED, AND HEREBY EXPRESSLY DISCLAIMS THE
EXISTENCE  OF  ANY  SUCH  REPRESENTATIONS  AND  WARRANTIES,   INCLUDING  WITHOUT
LIMITATION  AND  IMPLIED  WARRANTIES  OF  MERCHANTABILITY   AND  FITNESS  FOR  A
PARTICULAR  PURPOSE.  CONSULTANT  SHALL  HAVE NO  LIABILITY  FOR  ANY  INDIRECT,
INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY CLIENT AS A RESULT OF ANY FAILURE ON THE PART OF CONSULTANT IN THE PERFORMANCE OF ITS DUTIES HEREUNDER.

     6. Miscellaneous. This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida. The parties agree that jurisdiction and venue of any dispute arising hereunder shall be in Palm Beach County, Florida.

         Neither party may assign its rights or duties under this Agreement without the express prior written consent of the other party, except that Consultant may assign to any other party, without Client's consent, its right to receive all or any portions of the fees and expenses due and owing to it.

         This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties. The failure of either party to object to or take affirmative action with respect to any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a wavier of the violation or breach, or of any future similar violation or breach.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.

                                             TRIANGLE IMAGING GROUP, INC.

                                             By:  /s/ Vito Bellezza_________
                                                  Vito Bellezza, President

                                                  /s/ Charles Moche  _____
                                                  Charles Moche, Consultant